UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2009
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Annual Stock-Based Incentive Award Plan for Senior Executives. On March 12, 2009, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) amended the Company’s Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives (the “Stock Bonus Plan”). The purpose of the Stock Bonus Plan is to motivate the Company’s senior executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance.
     The Company’s named executive officers are all eligible to participate in the Stock Bonus Plan. Awards under the Stock Bonus Plan consist of nonqualified stock options and shares of restricted stock (i.e. common stock granted directly but subject to forfeiture), in each case granted under, and subject to the terms of, the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (the “2000 Plan”).
     Annual awards under the Stock Bonus Plan for the fiscal year that commences on April 1, 2009 will consist of stock options and shares of time-vesting restricted stock. Annual awards under the Stock Bonus Plan for fiscal years that commence in even years (e.g., 2010, 2012, 2014, etc.) will consist of stock options and shares of performance-vesting restricted stock. Annual awards under the Plan for fiscal years that commence in odd years other than 2009 (e.g., 2011, 2013, 2015, etc.) will consist of time-vested restricted stock and performance-vested restricted stock.
     Awards to the Company’s named executive officers under the Stock Bonus Program will based on a “Target Long Term Incentive Percentage” assigned to each such officer by the Compensation Committee. For the fiscal year commencing on April 1, 2009, the Target Long Term Incentive Percentages of the Company’s named executive officers will be as follows: James R. Lines — 35%; Jeffrey F. Glajch — 35%; Alan E. Smith — 35% and Jennifer R. Condame — 25%.
     Stock options awarded under the Stock Bonus Plan will have an exercise price equal to the fair market value of a share of Company common stock on the date of grant, a term of ten years and will vest 33 1/3 percent per year over three years beginning on the first anniversary of the date of grant. The number of options to be awarded to each named executive officer will be determined by multiplying 50 percent of such officer’s base salary in effect for the fiscal year by such officer’s Target Long Term Incentive Percentage, and then dividing by the Black-Scholes value of such a stock option on the date of determination, rounded to the nearest whole number.
     The number of shares of time-vested restricted stock issued to the Company’s named executive officers in an applicable fiscal year will be determined by multiplying 50 percent of such officer’s base salary in effect for such fiscal year by such officer’s Target Long Term Incentive Percentage, and then dividing by the value of a share of the Company’s common stock on the date of determination, rounded to the nearest whole number. Fifty percent of awarded time-vested restricted stock will vest on the second anniversary of the date of grant and the remaining 50 percent on the fourth anniversary of the date of grant.
     The number of shares of performance-vested restricted stock to be issued to the Company’s named executive in an applicable fiscal year will be determined by multiplying 50 percent of the such officer’s base salary in effect for such fiscal year by such officer’s Target Long Term Incentive Percentage, and then dividing by the value of a share of the Company’s common stock on the date of determination, rounded to the nearest whole number. Performance-vested restricted stock will vest on the third anniversary of the date of grant, depending on the satisfaction of the performance goal matrixes for the three-year period commencing with the fiscal year for which the award is made. In determining the achievement of performance objectives, the Compensation Committee has the discretion to include or exclude extraordinary events that positively or negatively affected the Company’s financial performance.
     Annual Executive Cash Bonus Program. On March 12, 2009, the Compensation Committee also amended the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”). The objective of the Cash Bonus Program is to compensate the Company’s senior executive officers for above-average performance through an annual cash bonus related both to Company and individual performance. For the fiscal year commencing April 1, 2009, the Compensation Committee has set target bonus levels at 100% attainment of both Company and personal objectives as follows: Mr. Lines — 60% of base salary; Mr. Glajch — 35% of base salary; Mr. Smith — 35% of base salary; and Ms. Condame — 25% of base salary. Each named executive officer may receive anywhere from 0% to 150% of his or her target bonus level depending on the attainment of objectives. A summary of the performance goal weightings for the Company’s named executive officers for the fiscal year commencing April 1, 2009 is as follows:

		Working	Personal
Named Executive Officer	Net Income	Capital %	Goals
James R. Lines, President and Chief Executive Officer	70%	20%	10%
Jeffrey F. Glajch, Vice President—Finance & Administration and Chief Financial Officer	60%	15%	25%
Alan E. Smith, Vice President of Operations	60%	15%	25%
Jennifer R. Condame, Chief Accounting Officer and Controller	55%	15%	30%
     “Average Working Capital %” is defined as gross inventory plus gross trade accounts receivable, minus trade payables, divided by sales.
      Named Executive Officer Salary Increases. On March 12, 2009, the Compensation Committee also approved a 3% increase to the annual base salaries of certain of the Company’s named executive officers, as follows:

	Previous Annual	New Annual
Named Executive Officer	Base Salary	Base Salary
Alan E. Smith, Vice President of Operations	$173,000	$178,190
Jennifer R. Condame, Chief Accounting Officer and Controller	$125,000	$128,750

Item 8.01.	Other Events.
     Modification of Stock Ownership Guidelines. On March 12, 2009, the Compensation Committee also modified its stock ownership guidelines for the Company’s named executive officers and directors in order to further align their interests with those of the Company’s stockholders. Under the Company’s stock ownership guidelines: (i) the Company’s Chief Executive Officer is required to own Company common stock in an amount not less than 3.0 times his base salary; (ii) the Company’s other named executive officers are required to own Company common stock in an amount not less than 1.0 times their respective base salaries; and (iii) each of the Company’s directors is required to own Company common stock in an amount not less than 3.0 times his or her annual retainer (excluding committee chair and meeting fees). The Company’s senior executive officers and directors are expected to achieve compliance with the stock ownership guidelines within five years. Individuals who become senior executive officers or directors of the Company are expected to achieve with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require the Company’s senior executive officers to retain 50 percent of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: March 12, 2009	By:	James R. Lines
James R. Lines
President and Chief Executive Officer